UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 14, 2019

MOHAWK INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	01-13697	52-1604305
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
160 South Industrial Blvd.
Calhoun, Georgia 30701
(Address of principal executive offices) (Zip Code)
(706) 629-7721
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective February 14, 2019, the Board of Directors of Mohawk Industries, Inc. (the “Company”) amended and restated the Company's By-Laws to implement a proxy access bylaw. The new bylaw permits, under certain circumstances, eligible stockholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate directors and include the nominees in the Company’s proxy materials. The proxy access rights are subject to additional requirements and limitations, as set forth in the amended Bylaws. The amended By-Laws also make clarifications, updates and other changes to the disclosure requirements and notice periods for director nominations and other stockholder proposals outside of the proxy access context.
The foregoing descriptions of the bylaw amendments do not purport to be complete and are qualified in their entirety by reference to the amended Bylaws that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
The documents included as exhibits to this report are filed solely to provide information about their terms, are not intended to provide any factual or other information about the Company or the other parties to the agreements, and should not be relied upon by investors for any other purpose.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Mohawk Industries, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	February 19, 2019	By:	/s/ R. David Patton
R. David Patton
V.P. – Business Strategy, General Counsel & Secretary